Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports Second Quarter 2025 Results

SYRACUSE, N.Y. — July 22, 2025 — Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported second quarter 2025 results that are included in the attached supplement. This earnings release and attached supplement are also available within the ”News” section of the Company's investor relations website at https://communityfinancialsystem.com/news. A replay of the earnings call webcast will also be available on this site for at least one year.

Second Quarter 2025 Performance Summary

•	Net income of $51.3 million, or $0.97 per share, increased $0.06 per share from the prior year’s second quarter and increased $0.04 per share from the first quarter of 2025

•	Operating net income[1] of $55.4 million, or $1.04 per share, increased $0.09 per share from the prior year’s second quarter and increased $0.06 per share from the first quarter of 2025

•	Total revenues of $199.3 million, a new quarterly record for the Company, increased $15.5 million, or 8.4%, from the prior year’s second quarter and increased $3.0 million, or 1.5%, from the first quarter of 2025

•	Net interest income of $124.7 million, a new quarterly record for the Company, increased $15.3 million, or 14.0%, from the prior year’s second quarter and increased $4.5 million, or 3.8%, from the first quarter of 2025

•	Total non-bank financial services (employee benefit services, insurance services and wealth management services) noninterest revenues of $54.5 million, increased $0.3 million, or 0.6%, from the prior year’s second quarter and decreased $2.2 million, or 3.9%, from the first quarter of 2025

•	Operating pre-tax, pre-provision net revenue (“PPNR”)[1] of $75.1 million, or $1.41 per share, increased $0.12 per share from the prior year’s second quarter and increased $0.01 per share from the first quarter of 2025

•	Total ending loans of $10.52 billion increased $98.0 million, or 0.9%, from the end of the first quarter of 2025 and increased $495.3 million, or 4.9%, from the end of the prior year’s second quarter

•	Total ending deposits of $13.70 billion decreased $190.3 million, or 1.4%, from the end of the first quarter of 2025 and increased $563.9 million, or 4.3%, from the end of the prior year’s second quarter

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables included within the Company’s earnings release supplement.

Company management will host a conference call at 11:00 a.m. (ET) today, July 22, 2025, to discuss the second quarter 2025 results. The conference call can be accessed at https://app.webinar.net/n7jl8918GAN or via dial-in at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada).

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $16 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 66 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports Second Quarter 2025 Results

SYRACUSE, N.Y. — July 22, 2025

Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported second quarter 2025 net income of $51.3 million, or $0.97 per share and operating net income1 of $55.4 million, or $1.04 per share.

“Our Company continued to expand its solid core operating performance with meaningful growth in net income, operating net income[1] and operating pre-tax, pre-provision net revenue (“PPNR”)[1] over the prior year’s second quarter. Our results also improved from the linked first quarter, highlighted by a record quarterly operating diluted earnings per share[1] result of $1.04. This achievement was driven by margin expansion in the banking business, which more than offset seasonal headwinds in our non-banking financial services businesses. These results underscore the strength in the diversification of our four businesses and resulted in quarterly operating return on assets[1] of 1.34%,” commented Dimitar A. Karaivanov, President and CEO.

“During the second quarter we were also pleased to announce an agreement with Santander Bank, N.A. to acquire seven bank branch locations in the Allentown, Pennsylvania area including certain branch-related loans, deposits and wealth management relationships; a move that accelerates our previously communicated retail growth strategy.”

Second Quarter 2025 Performance					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		2nd Qtr 2025	1st Qtr 2025	2nd Qtr 2024	$	%	$	%
Operating Performance	Diluted Earnings Per Share	$0.97	$0.93	$0.91	$0.04	4.3%	$0.06	6.6%
	Operating Diluted Earnings Per Share[1]	1.04	0.98	0.95	0.06	6.1%	0.09	9.5%
	Operating Pre-Tax, Pre-Provision Net Revenue Per Share[1]	1.41	1.40	1.29	0.01	0.7%	0.12	9.3%

Return Metrics	Return on Assets	1.24%	1.22%	1.22%	-	0.02%	-	0.02%
	Operating Return on Assets[1]	1.34%	1.28%	1.29%	-	0.06%	-	0.05%
	Return on Equity	11.21%	11.28%	11.79%	-	(0.07%)	-	(0.58%)
	Operating Return on Equity[1]	12.10%	11.84%	12.43%	-	0.26%	-	(0.33%)

Revenues	Total Revenues	$199,256	$196,248	$183,799	$3,008	1.5%	$15,457	8.4%
	Total Operating Revenues[1]	199,257	196,003	183,164	3,254	1.7%	16,093	8.8%
	Noninterest Revenues	74,508	76,036	74,390	(1,528)	(2.0%)	118	0.2%
	Total Operating Noninterest Revenues[1]	74,509	75,791	73,755	(1,282)	(1.7%)	754	1.0%
	Noninterest Revenues/Total Revenues	37.4%	38.7%	40.5%	-	(1.3%)	-	(3.1%)
	Operating Noninterest Revenues/Operating Revenues (FTE)[1]	37.2%	38.5%	40.1%	-	(1.3%)	-	(2.9%)

					Quarter-over-Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		2nd Qtr 2025	1st Qtr 2025	2nd Qtr 2024	$	%	$	%
Net Interest Income and Margin	Net Interest Income	$124,748	$120,212	$109,409	$4,536	3.8%	$15,339	14.0%
	Net Interest Margin	3.27%	3.21%	3.01%	-	0.06%	-	0.26%
	Net Interest Margin (FTE)[1]	3.30%	3.24%	3.04%	-	0.06%	-	0.26%

Balance Sheet and Funding	Total Ending Loans	$10,519,117	$10,421,141	$10,023,857	$97,976	0.9%	$495,260	4.9%
	Total Ending Deposits	13,701,768	13,892,047	13,137,888	(190,279)	(1.4%)	563,880	4.3%
	Cost of Total Deposits	1.19%	1.17%	1.23%	-	0.02%	-	(0.04%)
	Cost of Funds	1.32%	1.33%	1.37%	-	(0.01%)	-	(0.05%)

Risk Metrics	Annualized Loan Net Charge-Offs	0.20%	0.13%	0.05%	-	0.07%	-	0.15%
	Tier 1 Leverage Ratio	9.42%	9.29%	9.07%	-	0.13%	-	0.35%
	Loan-to-deposit ratio	76.8%	75.0%	76.3%	-	1.8%	-	0.5%
	Non-owner occupied and multifamily commercial real estate (“CRE”) / total bank-level regulatory capital	184%	191%	198%	-	(7%)	-	(14%)

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

Second Quarter 2025 Business Segment Results[2]					Quarter-over-Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands		2nd Qtr 2025	1st Qtr 2025	2nd Qtr 2024	$	%	$	%
Banking and Corporate	Net interest income	$123,973	$119,439	$108,535	$4,534	3.8%	$15,438	14.2%
	Provision for credit losses	4,117	6,690	2,708	(2,573)	(38.5%)	1,409	52.0%
	Operating noninterest revenues	19,949	19,033	19,502	916	4.8%	447	2.3%
	Other segment expenses	85,313	85,509	78,185	(196)	(0.2%)	7,128	9.1%
	Adjusted income before income taxes	$54,492	$46,273	$47,144	$8,219	17.8%	$7,348	15.6%

Employee Benefit Services	Segment operating revenues	$33,892	$34,116	$33,753	($224)	(0.7%)	$139	0.4%
	Segment expenses	21,981	20,676	20,206	1,305	6.3%	1,775	8.8%
	Adjusted income before income taxes	$11,911	$13,440	$13,547	($1,529)	(11.4%)	($1,636)	(12.1%)

Insurance Services	Segment operating revenues	$13,464	$14,270	$13,364	($806)	(5.6%)	$100	0.7%
	Segment expenses	11,217	10,162	10,645	1,055	10.4%	572	5.4%
	Adjusted income before income taxes	$2,247	$4,108	$2,719	($1,861)	(45.3%)	($472)	(17.4%)

Wealth Management Services	Segment operating revenues	$9,219	$10,486	$9,151	($1,267)	(12.1%)	$68	0.7%
	Segment expenses	6,870	6,851	7,123	19	0.3%	(253)	(3.6%)
	Adjusted income before income taxes	$2,349	$3,635	$2,028	($1,286)	(35.4%)	$321	15.8%

2Refer to Quarterly Segment Information Reconciliations included within the “Summary of Financial Data (unaudited)” tables below for reconciliations of total segment results to consolidated Community Financial System, Inc. results.

Results of Operations

The Company reported second quarter 2025 net income of $51.3 million, or $0.97 per share. This compares to net income of $47.9 million, or $0.91 per share, for the second quarter of 2024. The $0.06 increase in earnings per share was primarily driven by an increase in net interest income, partially offset by increases in noninterest expenses and the provision for credit losses. Comparatively, the Company’s diluted earnings per share increased $0.04 from $0.93 per share for the linked first quarter of 2025, primarily due to an increase in net interest income and a decrease in the provision for credit losses, partially offset by an increase in noninterest expenses and a decrease in noninterest revenues.

Net Interest Income and Net Interest Margin

The Company’s record quarterly net interest income reflected organic loan growth and repricing along with abating funding cost pressures that drove margin expansion.

•	Net interest income in the second quarter of 2025 was $124.7 million, up $15.3 million, or 14.0%, compared to the second quarter of 2024, and up $4.5 million, or 3.8%, from the first quarter of 2025.

•	Net interest margin for the second quarter of 3.27% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.30% both increased 26 basis points from the second quarter of 2024. These increases were primarily the result of a higher yield on interest-earning assets which increased 21 basis points to 4.56% over the prior year’s second quarter primarily driven by higher loan yields.

•	The cost of interest-bearing liabilities decreased nine basis points from 1.83% in the second quarter of 2024 to 1.74% in the second quarter of 2025 including a 15 basis point decrease in the average borrowing rate and a nine basis point decrease in the average interest-bearing deposit rate.

•	On a linked quarter basis, net interest margin and fully tax-equivalent net interest margin, a non-GAAP measure, both increased by six basis points. The yield on interest-earning assets increased five basis points, while the cost of funds decreased one basis point, including a one basis point decrease in the cost of interest-bearing liabilities.

Noninterest Revenues

The Company’s banking and non-banking financial services (including employee benefit services, insurance services and wealth management services) noninterest revenue streams generated 37.4% of total revenues in the second quarter.

•	Banking noninterest revenues, comprised of deposit service and other banking fees and mortgage banking revenues, were $20.1 million for the second quarter of 2025, an increase of $0.4 million, or 2.1%, from the second quarter of 2024 and an increase of $1.0 million, or 5.0%, from the first quarter of 2025. The increases between both periods were driven by higher customer interest rate swap fee revenues and CRE financing and advisory revenues.

•	Employee benefit services revenues for the second quarter of 2025 were $32.4 million, an increase of $0.3 million, or 0.8%, in comparison to the second quarter of 2024 and a decrease of $0.2 million, or 0.7%, from the first quarter of 2025. The decrease from the linked first quarter primarily reflected lower actuarial consulting services revenues that are seasonally lower in the second quarter.

•	Insurance services revenues for the second quarter of 2025 were $13.4 million, which represents a $0.1 million, or 0.6%, increase versus the prior year’s second quarter and a $0.8 million, or 5.7%, decrease from the first quarter of 2025. The decrease from the linked first quarter was primarily due to the timing of contingent commission revenues that were predominantly recognized in the first quarter.

•	Wealth management services revenues for the second quarter of 2025 totaled $8.7 million, consistent with the second quarter of 2024 and a decrease of $1.2 million, or 12.0%, from the first quarter of 2025. The decrease from the linked first quarter was largely driven by a decline in certain trust administration fee income streams that are seasonally higher in the first quarter.

Noninterest Expenses and Income Taxes

The Company continues to focus on managing expenses consistent with its organic growth strategies and scale objectives, while evaluating efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $129.1 million in total noninterest expenses in the second quarter of 2025, compared to $119.0 million of total noninterest expenses in the prior year’s second quarter. The $10.1 million, or 8.5%, increase between the periods was mainly driven by higher salaries and employee benefits, data processing and communications and other expenses.

•	Salaries and employee benefits expenses increased $5.6 million, or 7.6%, primarily driven by merit and market-related increases in employee wages and incentive compensation along with higher employee medical costs.

•	Data processing and communications expenses increased $1.4 million, or 9.3%, reflective of the Company’s continued investment in customer-facing and back-office technologies.

•	Other expenses increased $2.1 million, or 25.6%, primarily due to $1.5 million of restructuring expenses associated with severance payments accrued for a workforce optimization plan due to planned branch consolidations and other operational initiatives.

•	The effective tax rate for the second quarter of 2025 was 22.3%, down from 22.8% in the second quarter of 2024 and the first quarter of 2025.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its strategic asset and liability management and prudent financial planning.

•	The Company’s total assets were $16.67 billion at June 30, 2025, representing a $758.2 million, or 4.8%, increase from one year prior and a $99.3 million, or 0.6%, decrease from the end of the first quarter of 2025. The increase in the Company’s total assets during the last 12 months was primarily driven by organic interest-earning asset growth while the decrease from March 31, 2025 was reflective of lower cash and cash equivalents balances due to seasonal net governmental deposit outflows.

•	At June 30, 2025, the Company’s readily available sources of liquidity totaled $5.94 billion, including unrestricted cash and cash equivalents balances of $231.2 million, investment securities unpledged as collateral totaling $1.82 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.27 billion and $2.62 billion of funding availability at the Federal Reserve Bank’s discount window.

•	The Company’s readily available sources of liquidity represent 246% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits at June 30, 2025.

•	Estimated insured deposits, net of collateralized and intercompany deposits, represent 82% of total ending deposits at June 30, 2025.

Deposits and Funding

The Company continues to leverage its strong core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at June 30, 2025 of $13.70 billion were $190.3 million, or 1.4%, lower than the end of the first quarter of 2025 due to seasonal outflows of governmental deposit balances. Ending deposits were $563.9 million, or 4.3%, higher than one year prior reflective of competitive offerings and expansion of governmental deposit relationships as part to the Company’s business development efforts.

•	Ending borrowings of $894.5 million at June 30, 2025, which included $575.0 million of fixed rate Federal Home Loan Bank of New York term borrowings, $180.6 million of customer repurchase agreements, $130.4 million of overnight borrowings and $8.5 million of finance lease liabilities, increased $32.4 million, or 3.8%, from the end of the first quarter of 2025 and decreased $37.7 million, or 4.0%, from one year prior.

•	The Company’s average cost of funds decreased five basis points, from 1.37% in the second quarter of 2024 to 1.32% in the second quarter of 2025 and decreased one basis point from the first quarter of 2025.

•	The quarterly average cost of total deposits of 1.19% decreased four basis points from the second quarter of 2024 and was up two basis points from the linked first quarter, but remained comparatively low relative to the industry.

•	65% of the Company’s total deposits were in no- and low-rate checking and savings accounts at the end of the second quarter of 2025. Time deposit accounts represented 15% of the Company’s total deposits at the end of the second quarter of 2025, a decrease of one percentage point from June 30, 2024 and consistent with the end of the linked first quarter.

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is well diversified with credit quality remaining a central priority. Net charge-offs were elevated this quarter driven by the charge-off of one previously reserved for CRE loan relationship. However, this action along with the substantial repayment of another previously reserved for CRE loan relationship contributed to an improvement in delinquent and nonperforming loan metrics. The Company’s asset quality metrics, including net charge-offs and delinquent and nonperforming loans, remain relatively low compared to the banking industry, reflecting the Company’s robust risk management practices and disciplined credit quality standards.

•	Ending loans at June 30, 2025 of $10.52 billion were $98.0 million, or 0.9%, higher than March 31, 2025 and $495.3 million, or 4.9%, higher than one year prior. The increase from the end of the prior year’s second quarter was driven by organic growth in the overall business and consumer lending portfolios while the increase from the end of the linked first quarter was primarily attributable to organic growth in the consumer indirect portfolio.

•	At June 30, 2025, the Company’s allowance for credit losses totaled $81.9 million, or 0.78% of total loans outstanding, compared to $82.8 million, or 0.79% of total loans outstanding, at March 31, 2025 and $71.4 million, or 0.71% of total loans outstanding, at June 30, 2024.

•	The Company recorded a $4.1 million provision for credit losses during the second quarter of 2025 reflective of organic loan growth and continued economic uncertainty. Additionally, specifically allocated reserves decreased $7.4 million during the second quarter of 2025 in connection with the charge-off of one non-owner occupied CRE loan relationship and the substantial repayment of one multifamily CRE loan relationship. While certain macroeconomic concerns persist related to non-owner occupied and multifamily CRE, the Company’s exposure to these portfolios remains diverse both geographically and by property type, and relatively low at 15% of total assets, 24% of total loans and 184% of total bank-level regulatory capital.

•	The Company recorded net charge-offs of $5.1 million, or an annualized 0.20% of average loans, in the second quarter of 2025 compared to net charge-offs of $1.3 million, or an annualized 0.05% of average loans, in the second quarter of 2024 and net charge-offs of $3.2 million, or an annualized 0.13% of average loans, in the first quarter of 2025. The increase in net charge-offs during the second quarter of 2025 was primarily driven by a $4.3 million charge-off associated with the previously mentioned non-owner occupied CRE loan relationship. Net charge-offs outside of the previously identified non-owner occupied CRE loan relationship were $0.8 million.

•	Total delinquent loans, which includes loans 30 or more days past due and nonaccrual loans, as a percentage of total loans outstanding was 1.01% at the end of the second quarter of 2025. This compares to 0.95% at June 30, 2024 and 1.29% at March 31, 2025.

•	At June 30, 2025, nonperforming (90 or more days delinquent and non-accruing) loans were $53.3 million, or 0.51% of total loans outstanding compared to $75.0 million, or 0.72% of total loans outstanding at March 31, 2025 and $50.5 million, or 0.50% of total loans outstanding one year earlier. The decrease in nonperforming loans from the end of the first quarter of 2025 was primarily attributable to a decrease in nonaccrual business lending loan balances, driven largely by the derecognition of the two previously mentioned CRE loan relationships.

•	Total nonperforming assets, which includes nonperforming loans and other real estate owned, were $61.3 million, or 0.37% of total assets compared to $77.7 million, or 0.46% of total assets, at March 31, 2025 and $52.2 million, or 0.33% of total assets, at June 30, 2024. The decrease in nonperforming assets during the second quarter of 2025 was driven by the aforementioned decrease in nonperforming loans partially offset by a $5.2 million increase in other real estate owned driven by the $5.4 million addition of commercial property associated with the previously mentioned charged-off CRE loan relationship.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of revenue and prudent dividend practices, have allowed it to build and maintain a strong capital position. At June 30, 2025, all of the Company’s and Community Bank, N.A.’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $1.88 billion at June 30, 2025 was $212.9 million, or 12.7%, higher than one year ago, primarily due to a $97.5 million increase in retained earnings and an $89.9 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Shareholders’ equity increased $49.0 million, or 2.7%, from March 31, 2025, primarily driven by a $27.0 million increase in retained earnings and an $18.2 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio.

•	The Company’s shareholders’ equity to assets ratio was 11.30% at June 30, 2025, up from 10.50% at June 30, 2024 and 10.94% at March 31, 2025.

•	The Company’s tier 1 leverage ratio of 9.42% at June 30, 2025 increased 35 basis points from one year earlier and increased 13 basis points from March 31, 2025, remaining substantially above the regulatory well-capitalized standard of 5.0%.

•	The Company’s tangible equity to tangible assets ratio (non-GAAP) was 6.51% at June 30, 2025, up from 5.38% a year earlier and from 6.15% at March 31, 2025. Tangible equity (non-GAAP) increased $219.7 million, or 27.1%, from one year prior due to the aforementioned increase in retained earnings and decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Tangible assets (non-GAAP) increased $765.0 million, or 5.1%, from the prior year due primarily to interest-earning asset growth.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long-term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2025 marked the 33rd consecutive year of dividend increases for the Company.

•	During the second quarter of 2025, the Company declared a quarterly cash dividend of $0.46 per share on its common stock, up 2.2% from the $0.45 dividend declared in the second quarter of 2024.

•	On July 16, 2025, the Company announced an additional one cent, or 2.2%, increase in the quarterly dividend to $0.47 per share on its common stock, payable on October 10, 2025 to shareholders of record as of September 12, 2025, representing an annualized yield of 3.2% based upon on the $57.92 closing price of the Company’s stock on July 21, 2025. This increase marked the 33rd consecutive year of dividend increases for the Company.

•	In December 2024, the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.63 million shares, or 5.0% of the Company’s common stock outstanding during the twelve-month period starting January 1, 2025. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. No shares were repurchased pursuant to the 2025 stock repurchase program in the first six months of 2025.

Acquisition Will Expand Pennsylvania Franchise

On June 24, 2025, Community Bank, N.A. entered into a purchase and assumption agreement to acquire seven branch locations in the Allentown, Pennsylvania market from Santander Bank, N.A. The transaction accelerates the Company’s de novo expansion in the Greater Lehigh Valley, complements its existing commercial and consumer lending presence in the market, and is expected to add approximately $600 million of customer deposits as well as branch-related loans and wealth management relationships. The branch transaction is expected to close during the fourth quarter of 2025 subject to customary regulatory approval.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating” and “tangible” basis. Results on an “operating” basis exclude the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets. Results on a “tangible” basis exclude goodwill and intangible asset balances, net of accumulated amortization and applicable deferred tax amounts. In addition, the Company provides supplemental reporting for “operating pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions. The Company also provides supplemental reporting of its net interest income and net interest margin on a fully tax-equivalent (“FTE”) basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest income and net interest margin are non-GAAP measures, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release.

Conference Call Scheduled

Company management will host a conference call at 11:00 a.m. (ET) today, July 22, 2025, to discuss the second quarter 2025 results. The conference call can be accessed at https://app.webinar.net/n7jl8918GAN or via dial-in at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada).

This earnings release, including supporting financial tables, is also available within the ”News” section of the Company's investor relations website at https://communityfinancialsystem.com/news/. A replay of the earnings call webcast will also be available on this site for at least one year.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $16 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 66 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://communityfinancialsystem.com and on the SEC’s website at https://sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	Quarter Ended		Year-to-Date
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Earnings
Loan income	$146,534	$133,159	$289,438	$260,657
Investment income	26,344	23,879	51,087	49,040
Total interest income	172,878	157,038	340,525	309,697
Interest expense	48,130	47,629	95,565	93,298
Net interest income	124,748	109,409	244,960	216,399
Provision for credit losses	4,117	2,708	10,807	8,856
Net interest income after provision for credit losses	120,631	106,701	234,153	207,543
Deposit service and other banking fees	19,086	17,364	37,194	35,271
Mortgage banking	972	2,275	1,970	2,620
Employee benefit services	32,380	32,118	65,002	63,816
Insurance services	13,388	13,307	27,589	24,416
Wealth management services	8,683	8,691	18,545	17,901
Loss on sales of investment securities	0	(232)	0	(232)
Unrealized (loss) gain on equity securities	(1)	867	244	883
Total noninterest revenues	74,508	74,390	150,544	144,675
Salaries and employee benefits	79,021	73,447	155,463	146,510
Data processing and communications	16,699	15,274	32,821	29,622
Occupancy and equipment	11,486	10,715	24,184	22,077
Business development and marketing	4,001	4,139	7,131	7,184
Legal and professional fees	4,368	3,459	9,217	7,800
Amortization of intangible assets	3,369	3,877	6,851	7,453
Other	10,158	8,088	18,725	16,437
Total noninterest expenses	129,102	118,999	254,392	237,083
Income before income taxes	66,037	62,092	130,305	115,135
Income taxes	14,706	14,177	29,360	26,348
Net income	$51,331	$47,915	$100,945	$88,787
Basic earnings per share	$0.97	$0.91	$1.91	$1.67
Diluted earnings per share	$0.97	$0.91	$1.90	$1.67

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Earnings
Loan income	$146,534	$142,904	$144,638	$140,472	$133,159
Investment income	26,344	24,743	25,293	23,428	23,879
Total interest income	172,878	167,647	169,931	163,900	157,038
Interest expense	48,130	47,435	49,958	51,155	47,629
Net interest income	124,748	120,212	119,973	112,745	109,409
Provision for credit losses	4,117	6,690	6,208	7,709	2,708
Net interest income after provision for credit losses	120,631	113,522	113,765	105,036	106,701
Deposit service and other banking fees	19,086	18,108	19,315	19,537	17,364
Mortgage banking	972	998	746	1,055	2,275
Employee benefit services	32,380	32,622	33,950	33,215	32,118
Insurance services	13,388	14,201	12,181	13,652	13,307
Wealth management services	8,683	9,862	9,875	8,892	8,691
Loss on sales of investment securities	0	0	0	(255)	(232)
Unrealized (loss) gain on equity securities	(1)	245	247	101	867
Total noninterest revenues	74,508	76,036	76,314	76,197	74,390
Salaries and employee benefits	79,021	76,442	76,247	78,022	73,447
Data processing and communications	16,699	16,122	16,327	15,894	15,274
Occupancy and equipment	11,486	12,698	10,995	10,586	10,715
Business development and marketing	4,001	3,130	4,510	4,365	4,139
Legal and professional fees	4,368	4,849	3,800	3,723	3,459
Amortization of intangible assets	3,369	3,482	3,437	3,369	3,877
Other	10,158	8,567	10,223	8,244	8,088
Total noninterest expenses	129,102	125,290	125,539	124,203	118,999
Income before income taxes	66,037	64,268	64,540	57,030	62,092
Income taxes	14,706	14,654	14,747	13,129	14,177
Net income	$51,331	$49,614	$49,793	$43,901	$47,915
Basic earnings per share	$0.97	$0.94	$0.94	$0.83	$0.91
Diluted earnings per share	$0.97	$0.93	$0.94	$0.83	$0.91
Profitability (GAAP)
Return on assets (GAAP)	1.24%	1.22%	1.21%	1.09%	1.22%
Return on equity (GAAP)	11.21%	11.28%	11.27%	10.21%	11.79%
Noninterest revenues/total revenues (GAAP)	37.4%	38.7%	38.9%	40.3%	40.5%
Efficiency ratio (GAAP)	64.8%	63.8%	64.0%	65.7%	64.7%
Profitability (non-GAAP)
Operating return on assets (non-GAAP)	1.34%	1.28%	1.29%	1.16%	1.29%
Operating return on equity (non-GAAP)	12.10%	11.84%	11.99%	10.85%	12.43%
Return on tangible equity (non-GAAP)	20.97%	21.69%	21.97%	20.53%	24.90%
Operating return on tangible equity (non-GAAP)	22.63%	22.76%	23.36%	21.80%	26.25%
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	37.2%	38.5%	38.6%	40.2%	40.1%
Operating efficiency ratio (non-GAAP)	62.0%	61.9%	61.8%	63.6%	62.5%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.63%	5.58%	5.58%	5.51%	5.38%
Cash equivalents yield	4.33%	4.30%	4.71%	4.90%	5.10%
Investment yield	2.17%	2.11%	2.15%	2.05%	2.11%
Earning asset yield	4.56%	4.51%	4.52%	4.43%	4.35%
Interest-bearing deposit rate	1.59%	1.59%	1.68%	1.69%	1.68%
Borrowing rate	3.56%	3.63%	3.57%	4.08%	3.71%
Cost of all interest-bearing funds	1.74%	1.75%	1.84%	1.93%	1.83%
Cost of total deposits	1.19%	1.17%	1.23%	1.23%	1.23%
Cost of funds (includes noninterest-bearing deposits)	1.32%	1.33%	1.38%	1.44%	1.37%
Net interest margin	3.27%	3.21%	3.17%	3.03%	3.01%
Net interest margin (FTE) (non-GAAP)	3.30%	3.24%	3.20%	3.05%	3.04%
Fully tax-equivalent adjustment (non-GAAP)	$884	$894	$882	$872	$953
Average Balances
Loans	$10,455,637	$10,402,985	$10,331,217	$10,155,343	$9,969,462
Cash equivalents	159,688	130,649	93,910	38,481	48,872
Taxable investment securities	4,256,943	4,211,921	4,187,538	4,165,783	4,119,882
Nontaxable investment securities	417,323	419,746	423,323	436,762	466,757
Total interest-earning assets	15,289,591	15,165,301	15,035,988	14,796,369	14,604,973
Total assets	16,590,741	16,439,357	16,324,320	16,058,219	15,778,974
Interest-bearing deposits	10,219,891	10,051,681	9,871,799	9,537,203	9,679,296
Borrowings	844,748	910,172	915,475	1,030,199	785,946
Total interest-bearing liabilities	11,064,639	10,961,853	10,787,274	10,567,402	10,465,242
Noninterest-bearing deposits	3,522,734	3,519,962	3,603,416	3,611,755	3,534,516
Shareholders' equity	1,836,965	1,783,646	1,757,467	1,709,791	1,633,875
Balance Sheet Data
Cash and cash equivalents	$237,248	$518,021	$197,004	$346,110	$201,493
Investment securities	4,350,070	4,301,343	4,218,386	4,287,551	4,166,562
Loans:
Business lending	4,541,192	4,540,002	4,505,178	4,391,629	4,294,173
Consumer mortgage	3,523,025	3,504,151	3,489,780	3,427,317	3,368,166
Consumer indirect	1,767,213	1,707,938	1,767,655	1,780,586	1,723,002
Home equity	494,183	481,248	477,425	460,964	452,013
Consumer direct	193,504	187,802	192,327	191,178	186,503
Total loans	10,519,117	10,421,141	10,432,365	10,251,674	10,023,857
Allowance for credit losses	81,851	82,840	79,114	76,167	71,442
Goodwill and intangible assets, net	898,381	900,332	901,471	900,623	905,780
Other assets	742,053	706,299	715,932	694,909	680,566
Total assets	16,665,018	16,764,296	16,386,044	16,404,700	15,906,816
Deposits:
Noninterest-bearing	3,588,602	3,526,485	3,557,219	3,586,845	3,649,389
Non-maturity interest-bearing	8,010,808	8,215,773	7,707,037	7,704,925	7,446,935
Time	2,102,358	2,149,789	2,177,451	2,184,401	2,041,564
Total deposits	13,701,768	13,892,047	13,441,707	13,476,171	13,137,888
Customer repurchase agreements	180,621	266,581	261,553	317,448	215,453
Other borrowings	713,839	595,455	737,312	630,970	716,721
Accrued interest and other liabilities	185,699	176,138	182,637	195,164	166,574
Total liabilities	14,781,927	14,930,221	14,623,209	14,619,753	14,236,636
Shareholders' equity	1,883,091	1,834,075	1,762,835	1,784,947	1,670,180
Total liabilities and shareholders' equity	16,665,018	16,764,296	16,386,044	16,404,700	15,906,816

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Capital and Other
Shareholders’ equity/total assets (GAAP)	11.30%	10.94%	10.76%	10.88%	10.50%
Tangible equity/tangible assets (non-GAAP)	6.51%	6.15%	5.83%	5.97%	5.38%
Tier 1 leverage ratio	9.42%	9.29%	9.19%	9.12%	9.07%
Loan-to-deposit ratio	76.8%	75.0%	77.6%	76.1%	76.3%
Diluted weighted average common shares outstanding	53,117	53,130	53,078	52,911	52,935
Period end common shares outstanding	52,869	52,836	52,668	52,546	52,523
Cash dividends declared per common share	$0.46	$0.46	$0.46	$0.46	$0.45
Book value (GAAP)	$35.62	$34.71	$33.47	$33.97	$31.80
Tangible book value (non-GAAP)	$19.46	$18.52	$17.20	$17.66	$15.41
Common stock price at quarter-end	$56.87	$56.86	$61.68	$58.07	$47.21
Asset Quality
Nonaccrual loans	$45,808	$69,051	$66,387	$59,013	$47,407
Accruing loans 90+ days delinquent	7,519	5,928	7,000	3,833	3,106
Total nonperforming loans	53,327	74,979	73,387	62,846	50,513
Other real estate owned	7,954	2,746	2,781	2,279	1,662
Total nonperforming assets	61,281	77,725	76,168	65,125	52,175
Net charge-offs	5,114	3,229	3,211	2,772	1,286
Allowance for credit losses/loans outstanding	0.78%	0.79%	0.76%	0.74%	0.71%
Nonperforming loans/loans outstanding	0.51%	0.72%	0.70%	0.61%	0.50%
Allowance for credit losses/nonperforming loans	153%	110%	108%	121%	141%
Net charge-offs/average loans	0.20%	0.13%	0.12%	0.11%	0.05%
Delinquent loans/ending loans	1.01%	1.29%	1.24%	1.07%	0.95%
Provision for credit losses/net charge-offs	80%	207%	193%	278%	211%
Nonperforming assets/total assets	0.37%	0.46%	0.46%	0.40%	0.33%
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$51,331	$49,614	$49,793	$43,901	$47,915
Income taxes	14,706	14,654	14,747	13,129	14,177
Income before income taxes	66,037	64,268	64,540	57,030	62,092
Provision for credit losses	4,117	6,690	6,208	7,709	2,708
Pre-tax, pre-provision net revenue (non-GAAP)	70,154	70,958	70,748	64,739	64,800
Acquisition expenses	67	1	8	66	104
Acquisition-related contingent consideration adjustments	0	0	400	(156)	0
Restructuring expenses	1,525	0	0	0	0
Litigation accrual	0	(50)	(83)	102	0
Loss on sales of investment securities	0	0	0	255	232
Unrealized loss (gain) on equity securities	1	(245)	(247)	(101)	(867)
Amortization of intangible assets	3,369	3,482	3,437	3,369	3,877
Operating pre-tax, pre-provision net revenue (non-GAAP)	$75,116	$74,146	$74,263	$68,274	$68,146

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$0.97	$0.93	$0.94	$0.83	$0.91
Income taxes	0.27	0.28	0.28	0.25	0.26
Income before income taxes	1.24	1.21	1.22	1.08	1.17
Provision for credit losses	0.08	0.12	0.11	0.15	0.06
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.32	1.33	1.33	1.23	1.23
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Restructuring expenses	0.03	0.00	0.00	0.00	0.00
Litigation accrual	0.00	0.00	0.00	0.00	0.00
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Unrealized loss (gain) on equity securities	0.00	0.00	0.00	0.00	(0.01)
Amortization of intangible assets	0.06	0.07	0.07	0.06	0.07
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$1.41	$1.40	$1.40	$1.29	$1.29

Operating net income (non-GAAP)
Net income (GAAP)	$51,331	$49,614	$49,793	$43,901	$47,915
Acquisition expenses	67	1	8	66	104
Tax effect of acquisition expenses	(12)	0	(1)	(15)	(23)
Subtotal (non-GAAP)	51,386	49,615	49,800	43,952	47,996
Acquisition-related contingent consideration adjustments	0	0	400	(156)	0
Tax effect of acquisition-related contingent consideration adjustments	0	0	(41)	35	0
Subtotal (non-GAAP)	51,386	49,615	50,159	43,831	47,996
Restructuring expenses	1,525	0	0	0	0
Tax effect of restructuring expenses	(274)	0	0	0	0
Subtotal (non-GAAP)	52,637	49,615	50,159	43,831	47,996
Litigation accrual	0	(50)	(83)	102	0
Tax effect of litigation accrual	0	12	8	(23)	0
Subtotal (non-GAAP)	52,637	49,577	50,084	43,910	47,996
Loss on sales of investment securities	0	0	0	255	232
Tax effect of loss on sales of investment securities	0	0	0	(58)	(52)
Subtotal (non-GAAP)	52,637	49,577	50,084	44,107	48,176
Unrealized loss (gain) on equity securities	1	(245)	(247)	(101)	(867)
Tax effect of unrealized loss (gain) on equity securities	0	57	25	23	193
Subtotal (non-GAAP)	52,638	49,389	49,862	44,029	47,502
Amortization of intangible assets	3,369	3,482	3,437	3,369	3,877
Tax effect of amortization of intangible assets	(605)	(804)	(350)	(762)	(864)
Operating net income (non-GAAP)	$55,402	$52,067	$52,949	$46,636	$50,515

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$0.97	$0.93	$0.94	$0.83	$0.91
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.97	0.93	0.94	0.83	0.91
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.97	0.93	0.94	0.83	0.91
Restructuring expenses	0.03	0.00	0.00	0.00	0.00
Tax effect of restructuring expenses	(0.01)	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.99	0.93	0.94	0.83	0.91
Litigation accrual	0.00	0.00	0.00	0.00	0.00
Tax effect of litigation accrual	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.99	0.93	0.94	0.83	0.91
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Tax effect of loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.99	0.93	0.94	0.83	0.91
Unrealized loss (gain) on equity securities	0.00	0.00	0.00	0.00	(0.01)
Tax effect of unrealized loss (gain) on equity securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.99	0.93	0.94	0.83	0.90
Amortization of intangible assets	0.06	0.07	0.07	0.06	0.07
Tax effect of amortization of intangible assets	(0.01)	(0.02)	(0.01)	(0.01)	(0.02)
Operating diluted earnings per share (non-GAAP)	$1.04	$0.98	$1.00	$0.88	$0.95

Return on assets
Net income (GAAP)	$51,331	$49,614	$49,793	$43,901	$47,915
Average total assets	16,590,741	16,439,357	16,324,320	16,058,219	15,778,974
Return on assets (GAAP)	1.24%	1.22%	1.21%	1.09%	1.22%

Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$55,402	$52,067	$52,949	$46,636	$50,515
Average total assets	16,590,741	16,439,357	16,324,320	16,058,219	15,778,974
Operating return on assets (non-GAAP)	1.34%	1.28%	1.29%	1.16%	1.29%

Return on equity
Net income (GAAP)	$51,331	$49,614	$49,793	$43,901	$47,915
Average total equity	1,836,965	1,783,646	1,757,467	1,709,791	1,633,875
Return on equity (GAAP)	11.21%	11.28%	11.27%	10.21%	11.79%

Operating return on equity (non-GAAP)
Operating net income (non-GAAP)	$55,402	$52,067	$52,949	$46,636	$50,515
Average total equity	1,836,965	1,783,646	1,757,467	1,709,791	1,633,875
Operating return on equity (non-GAAP)	12.10%	11.84%	11.99%	10.85%	12.43%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Net interest margin
Net interest income	$124,748	$120,212	$119,973	$112,745	$109,409
Total average interest-earning assets	15,289,591	15,165,301	15,035,988	14,796,369	14,604,973
Net interest margin	3.27%	3.21%	3.17%	3.03%	3.01%

Net interest margin (FTE) (non-GAAP)
Net interest income	$124,748	$120,212	$119,973	$112,745	$109,409
Fully tax-equivalent adjustment (non-GAAP)	884	894	882	872	953
Fully tax-equivalent net interest income (non-GAAP)	125,632	121,106	120,855	113,617	110,362
Total average interest-earning assets	15,289,591	15,165,301	15,035,988	14,796,369	14,604,973
Net interest margin (FTE) (non-GAAP)	3.30%	3.24%	3.20%	3.05%	3.04%

Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$74,508	$76,036	$76,314	$76,197	$74,390
Loss on sales of investment securities	0	0	0	255	232
Unrealized loss (gain) on equity securities	1	(245)	(247)	(101)	(867)
Total operating noninterest revenues (non-GAAP)	$74,509	$75,791	$76,067	$76,351	$73,755

Operating noninterest expenses (non-GAAP)
Noninterest expenses (GAAP)	$129,102	$125,290	$125,539	$124,203	$118,999
Acquisition expenses	(67)	(1)	(8)	(66)	(104)
Acquisition-related contingent consideration adjustments	0	0	(400)	156	0
Restructuring expenses	(1,525)	0	0	0	0
Litigation accrual	0	50	83	(102)	0
Amortization of intangible assets	(3,369)	(3,482)	(3,437)	(3,369)	(3,877)
Total operating noninterest expenses (non-GAAP)	$124,141	$121,857	$121,777	$120,822	$115,018

Operating revenues (non-GAAP)
Net interest income (GAAP)	$124,748	$120,212	$119,973	$112,745	$109,409
Noninterest revenues (GAAP)	74,508	76,036	76,314	76,197	74,390
Total revenues (GAAP)	199,256	196,248	196,287	188,942	183,799
Loss on sales of investment securities	0	0	0	255	232
Unrealized loss (gain) on equity securities	1	(245)	(247)	(101)	(867)
Total operating revenues (non-GAAP)	$199,257	$196,003	$196,040	$189,096	$183,164

Noninterest revenues/total revenues
Total noninterest revenues (GAAP) – numerator	$74,508	$76,036	$76,314	$76,197	$74,390
Total revenues (GAAP) – denominator	199,256	196,248	196,287	188,942	183,799
Noninterest revenues/total revenues (GAAP)	37.4%	38.7%	38.9%	40.3%	40.5%

Operating noninterest revenues/operating revenues (FTE) (non-GAAP)
Total operating noninterest revenues (non-GAAP) – numerator	$74,509	$75,791	$76,067	$76,351	$73,755
Total operating revenues (non-GAAP)	199,257	196,003	196,040	189,096	183,164
Fully tax-equivalent adjustment (non-GAAP)	884	894	882	872	953
Total operating revenues (FTE) (non-GAAP) – denominator	200,141	196,897	196,922	189,968	184,117
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	37.2%	38.5%	38.6%	40.2%	40.1%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Efficiency ratio (GAAP)
Total noninterest expenses (GAAP) – numerator	$129,102	$125,290	$125,539	$124,203	$118,999
Total revenues (GAAP) – denominator	199,256	196,248	196,287	188,942	183,799
Efficiency ratio (GAAP)	64.8%	63.8%	64.0%	65.7%	64.7%

Operating efficiency ratio (non-GAAP)
Total operating noninterest expenses (non-GAAP) - numerator	$124,141	$121,857	$121,777	$120,822	$115,018
Total operating revenues (FTE) (non-GAAP) - denominator	200,141	196,897	196,922	189,968	184,117
Operating efficiency ratio (non-GAAP)	62.0%	61.9%	61.8%	63.6%	62.5%

Total tangible assets (non-GAAP)
Total assets (GAAP)	$16,665,018	$16,764,296	$16,386,044	$16,404,700	$15,906,816
Goodwill and intangible assets, net	(898,381)	(900,332)	(901,471)	(900,623)	(905,780)
Deferred taxes on goodwill and intangible assets, net	44,336	44,644	44,618	43,832	44,921
Total tangible assets (non-GAAP)	$15,810,973	$15,908,608	$15,529,191	$15,547,909	$15,045,957

Total tangible common equity (non-GAAP)
Shareholders' equity (GAAP)	$1,883,091	$1,834,075	$1,762,835	$1,784,947	$1,670,180
Goodwill and intangible assets, net	(898,381)	(900,332)	(901,471)	(900,623)	(905,780)
Deferred taxes on goodwill and intangible assets, net	44,336	44,644	44,618	43,832	44,921
Total tangible common equity (non-GAAP)	$1,029,046	$978,387	$905,982	$928,156	$809,321

Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) – numerator	$1,883,091	$1,834,075	$1,762,835	$1,784,947	$1,670,180
Total assets (GAAP) – denominator	16,665,018	16,764,296	16,386,044	16,404,700	15,906,816
Shareholders’ equity-to-assets ratio at quarter end (GAAP)	11.30%	10.94%	10.76%	10.88%	10.50%

Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$1,029,046	$978,387	$905,982	$928,156	$809,321
Total tangible assets (non-GAAP) - denominator	15,810,973	15,908,608	15,529,191	15,547,909	15,045,957
Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)	6.51%	6.15%	5.83%	5.97%	5.38%

Return on tangible equity (non-GAAP)
Net income (GAAP)	$51,331	$49,614	$49,793	$43,901	$47,915
Average shareholders’ equity	1,836,965	1,783,646	1,757,467	1,709,791	1,633,875
Average goodwill and intangible assets, net	(899,416)	(900,530)	(900,118)	(903,281)	(905,134)
Average deferred taxes on goodwill and intangible assets, net	44,490	44,631	44,225	44,376	45,177
Average tangible common equity (non-GAAP)	982,039	927,747	901,574	850,886	773,918
Return on tangible equity (non-GAAP)	20.97%	21.69%	21.97%	20.53%	24.90%

Operating return on tangible equity (non-GAAP)
Operating net income (non-GAAP)	$55,402	$52,067	$52,949	$46,636	$50,515
Average tangible common equity (non-GAAP)	982,039	927,747	901,574	850,886	773,918
Operating return on tangible equity (non-GAAP)	22.63%	22.76%	23.36%	21.80%	26.25%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Book value (GAAP)
Total shareholders’ equity (GAAP) – numerator	$1,883,091	$1,834,075	$1,762,835	$1,784,947	$1,670,180
Period end common shares outstanding – denominator	52,869	52,836	52,668	52,546	52,523
Book value (GAAP)	$35.62	$34.71	$33.47	$33.97	$31.80

Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) – numerator	$1,029,046	$978,387	$905,982	$928,156	$809,321
Period end common shares outstanding – denominator	52,869	52,836	52,668	52,546	52,523
Tangible book value (non-GAAP)	$19.46	$18.52	$17.20	$17.66	$15.41

	2025		2024
	2nd Qtr	1st Qtr	2nd Qtr
Quarterly Segment Information Reconciliations
Reconciliation of total segment adjusted income before income taxes to total consolidated income before income taxes
Total segment adjusted income before income taxes	$70,999	$67,456	$65,438
Loss on sales of investment securities	0	0	(232)
Unrealized (loss) gain on equity securities	(1)	245	867
Amortization of intangible assets	(3,369)	(3,482)	(3,877)
Restructuring expenses	(1,525)	0	0
Litigation accrual	0	50	0
Acquisition expenses	(67)	(1)	(104)
Total consolidated income before income taxes	$66,037	$64,268	$62,092

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